EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to STAR III VISTA RIDGE, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated April 28, 2017, (as may have been amended or may hereafter be amended, the “Purchase Agreement”), between PAC ENCLAVE AT VISTA RIDGE, LLC, a Delaware limited liability company (“Seller”) and Assignor for the purchase and sale of that certain real property located in Lewisville, Texas, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignor hereby assigns to Assignee the Earnest Money (as defined in the Purchase Agreement).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this May 25, 2017.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By: _/s/ Ana Marie del Rio____________
Ana Marie del Rio, Vice President

ASSIGNEE:

STAR III VISTA RIDGE, LLC
a Delaware limited liability company

By:     Steadfast Apartment Advisor III, LLC,
a Delaware limited liability company,
its Manager

By: _/s/ Kevin J. Keating___________
Kevin J. Keating, Treasurer

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Exhibit A

DESCRIPTION OF THE LAND

TRACT 1: Lot 1, Block A, THE VINEYARDS AT VISTA RIDGE, a subdivision in Denton County, Texas, according to the map or plat thereof, recorded in Cabinet U, Page 534 of the Plat Records of Denton County, Texas, and being described as a 14.967 acre tract in deed dated September 26, 2014 recorded under Document No. 201498304 of the Official Public Records of Denton County, Texas, and being more fully described in the Exhibit "A" attached hereto and made a part hereof.

TRACT 2: Easement Estate created by that certain 10' x 25' Private Utility Easement dated November 15, 2002, recorded in Volume 5219, Page 3738 of the Real Property Records of Denton County, Texas.

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